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SUBSIDIARIES OF THE COMPANY                                        Exhibit 21.01

Cisco Systems Canada Limited
Cisco Systems Europe, S.A.R.L. (France)
Cisco Systems Import/Export Corporation (U.S. Virgin Islands)
Cisco Systems Belgium, S.A.
Cisco Systems Limited (U.K.)
Cisco Systems Australia PTY. Limited
Nihon Cisco Systems, K.K. (Japan)
Cisco Systems de Mexico, S.A. de C.V.
Cisco Systems New Zealand Limited
Cisco Systems (HK) Limited (Hong Kong)
Cisco Systems GmbH (Germany)
Cisco Systems (Italy) Srl
Cisco Systems GmbH (Austria)
Cisco do Brasil Ltda. (Brazil)
Cisco Systems (Korea) Ltd.
VZ, Cisco Systems, C.A. (Venezuela)
Cisco Systems South Africa (Pty) Ltd.
Cisco Systems Sweden Aktiebolag
Cisco Systems (Switzerland) AG
Cisco Systems Capital, B.V.
Cisco Systems International Netherlands, B.V.
Cisco Systems Czech Republic, s.r.o.
Cisco Systems Spain, S.L.
Cisco Systems Argentina S.A.
Cisco Systems Chile, S.A.
Cisco Sistemas de Redes S.A., (Costa Rica)
Cisco Systems Malaysia, Sdn. Bhd.
Cisco Systems (USA) Pte. Ltd., Singapore
Cisco Systems Thailand, Ltd.
Cisco Systems Peru, S.A.
Cisco Systems Greece, S.A.
Cisco Systems Poland, Sp.zo.o
Cisco Systems Israel, Ltd.
Cisco Systems Internetworking Iletsim Hizmetlieri Ltd.Sirketi
  (Turkey)
Cisco Systems (India), Ltd. (DE,USA)
Cisco Systems Capital Corp. (USA)
Cisco Systems (Taiwan),Ltd.
Cisco Systems (Colombia), Ltda
Cisco Technology, Inc.
Cisco Systems Sales & Service, Inc.
Cisco Systems Co. (Formerly Skystone Systems Company) (Canada)
Telebit, Corporation (CA,USA)
Cisco Systems Denmark AS
Cisco Systems Norway AS
Cisco Systems Hungary, Ltd.
Cisco Systems Management B.V.
Cisco Systems (Puerto Rico) Corp.
Cisco Systems Finland Oy
Cisco Systems (China) Networking Technologies Ltd.
Cisco Systems Romania SRL
Cisco Systems Croatia Ltd. for Trade
Cisco Systems Slovakia, spol. sr.o
Cisco Systems Investment Ltd. NV-USA
Cisco Systems Limited NV-USA
Cisco Systems Finance, Inc. CA-USA
Metaplex Inc. USA
Propeller Acquisition Company CA-USA


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Cisco Systems (Bermuda) Limited
Cisco Systems Capital Canada Co.
Aironet Canada, Inc.
Cisco Systems Capital (Australia) Pty Ltd.
Cisco Systems Vietnam Ltd.
Cisco Systems India Private Ltd.
PT Cisco Systems Indonesia
Calista Limited (United Kingdom)
Cisco Finance International (Ireland)
Cisco Systems Limited Israel
Cisco Systems International B.V.
Cisco Systems Capital B.V.
Cisco Systems Management B.V.
Cisco Photonics AB Sweden
Cisco Cable Products and Solutions A/S Denmark
Cisco Systems Scotland Limited
Cisco Photonics Germany GmbH
Cisco Photonics France S.A.
Cisco Photonics Italy S.p.I.
Cisco Systems Egypt Ltd.
Cisco Systems Bulgaria EOOD
Cisco Sistemas Informaticos Sociedade Unipessoal, Lda. Portugal
Cisco Systems Philippines
Cisco Systems Sri Lanka
Cisco Systems Dubai
Cisco Systems Latvia
Cisco Systems Luxembourg
Cisco Systems Saudi Arabia
Cisco Systems Russia
Cisco Systems Slovenia
Cisco Systems Ukraine
Cisco Systems Zimbabwe